UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2004

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Street

Montgomery, Alabama 36104

(Address of principal executive offices)

(334) 240-5000

(Registrant’s phone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 18, 2004, The Colonial BancGroup, Inc. (the “Company”) entered into a Forward Sale Agreement (the “Forward Sale Agreement”) with Lehman Brothers Finance S.A. relating to the forward sale by the Company of a number of shares of its common stock, par value $2.50 per share, equal to the number of shares to be borrowed and sold by Lehman Brothers Finance S.A. Under a Purchase Agreement, dated November 18, 2004, Lehman Brothers Inc. has agreed to purchase from Lehman Brothers Finance S.A. (with Lehman Brothers Finance S.A. acting at the Company’s request) 8,400,000 shares of the Company’s common stock (plus an additional 1,260,000 shares of common stock which may be sold to cover over-allotments), par value $2.50 per share (the “Shares”). Copies of the Purchase Agreement and Forward Sale Agreement are attached to this Current Report on Form 8-K and filed herewith under Item 9.01 as Exhibits 1.1 and 1.2. The Shares have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (No. 333-120166).

Item 9.01 Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit
1.1	Purchase Agreement, dated November 18, 2004, among The Colonial BancGroup, Inc., Lehman Brothers Finance S.A. and Lehman Brothers Inc.
1.2	Forward Sale Agreement, dated November 18, 2004, between The Colonial BancGroup, Inc. and Lehman Brothers Finance S.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 19, 2004	THE COLONIAL BANCGROUP, INC.

	By:	/s/ SHEILA MOODY
Sheila Moody Chief Accounting Officer